UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 1/31/2025

Gaming and Leisure Properties, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 31, 2025, the operating partnership of Gaming and Leisure Properties, Inc., a Pennsylvania corporation, GLP Capital, L.P., a Pennsylvania limited partnership (the “Operating Partnership”), and GLP Financing II, Inc., a Delaware corporation and wholly owned subsidiary of the Operating Partnership (“Capital Corp.” and, together with the Operating Partnership, the “Issuers”), elected to call for redemption all $850.0 million aggregate principal amount of the Issuers’ outstanding 5.250% Senior Notes due June 2025 (the “2025 Notes”) by delivering a notice of redemption to all registered holders of the 2025 Notes. In accordance with the notice of redemption, the redemption date for the 2025 Notes will be March 3, 2025 (the “Redemption Date”) and the redemption price for the 2025 Notes will be equal to 100% of the principal amount of the 2025 Notes plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	The cover page from the Company's Current Report on Form 8-K, dated January 31, 2025, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 31, 2025	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Peter M. Carlino
	Name:	Peter M. Carlino
	Title:	Chairman of the Board and Chief Executive Officer

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